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Exhibit 99.1

Penn National Gaming, Inc.

News Announcement

CONTACT:
William J. Clifford Chief Financial Officer 610/373-2400	Joseph N. Jaffoni Jaffoni & Collins Incorporated 212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING COMPLETES ACQUISITION
OF HOLLYWOOD CASINO CORPORATION

        Wyomissing, Pennsylvania, (March 3, 2003)—Penn National Gaming, Inc. (NASDAQ:PENN) announced today that it has completed the acquisition of Hollywood Casino Corporation (HWD: AMEX). As previously announced, Hollywood Casino stockholders are receiving $12.75 per share in cash for each share of common stock. Additionally, Hollywood Casino Corporation has called for redemption all of its outstanding long-term debt obligations comprised of $310 million of 11 1/4% Senior Secured Notes and $50 million of floating rate Senior Secured Notes, at 107% and 101%, respectively. The acquisition is expected to be accretive to Penn National's operating results.

        Hollywood Casino and its subsidiaries own and operate Hollywood-themed casino entertainment facilities in Aurora, Illinois, Tunica, Mississippi, and Shreveport, Louisiana. With the completion of the transaction, Penn National now owns six dockside gaming facilities, a pari-mutuel horse racing facility with slots, a land-based casino, two pari-mutuel horse racing operations and eleven off-track wagering sites and the Company holds a Canadian casino management contract. Reflecting its broadened asset base, Penn National now owns or operates gaming or pari-mutuel properties in eight jurisdictions in North America. On a combined basis, Penn National Gaming and Hollywood Casino Corporation generated 2002 revenues in excess of $1 billion.

        Commenting on the closing of the acquisition, Peter M. Carlino, Chief Executive Officer of Penn National, said, "This transaction brings the established, highly maintained Hollywood Casino properties and a significant growth and expansion opportunity to Penn National. We are delighted that on behalf of our shareholders we have completed another excellent financial and strategic acquisition that builds the critical mass of our gaming operations and further diversifies our geographic reach and sources of cash flow while broadening our gaming management resources. Hollywood Casino also brings to Penn National a solid brand with widespread recognition that we can apply, as appropriate, to other Penn National assets to drive marketing programs and efficiencies.

        "As reflected in our recently announced fourth quarter and 2002 earnings, Penn National continues to demonstrate its ability to integrate acquired properties and deliver improved financial results in the form of growing property EBITDA and in some cases increased local market share. We accomplish this through a combination of prudent facility upgrades, focused marketing initiatives, and strong local management.

        "Penn National is very well positioned to continue generating strong earnings growth over the next several years based on the integration of the Hollywood assets, our strong and growing regional presence and focus on slot revenues, and the potential for slots at our Pennsylvania racetracks. We look forward to presenting our 2003 first quarter and full year financial growth targets when we initiate our guidance later this month."

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        Penn National Gaming President and Chief Operating Officer, Kevin DeSanctis, added, "We're excited about this transaction for several reasons. First, with no regional overlap, the Hollywood Casinos complement our existing property portfolio and, with the addition of over 4,000 slot machines, extend our position as a regional, slots driven gaming company. Second, the transaction will be additive to our financial operating results. Finally, we look forward to welcoming the Hollywood Casino operating management and employees to Penn National. As a large, diversified gaming company, we believe we can offer employees a great deal of opportunity for growth and professional advancement."

        Lehman Brothers Inc. acted as financial advisor to Penn National Gaming and Goldman, Sachs & Co. served as financial advisor to Hollywood Casino Corporation in the transaction.

Hollywood Casino® Properties

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  Hollywood Casino—Aurora, recognized as one of the premier gaming and entertainment properties in the Chicago marketplace. The 117,000 square foot dockside casino and entertainment facility is located in Aurora, Illinois, approximately 35 miles west of downtown Chicago. The property includes a recently opened dockside casino that replaced its two original, four level riverboat casinos. The dockside casino has 53,000 square feet of gaming space on a single level featuring 1,105 slot machines and 36 table games. The property also features the Hollywood Epic Buffet®, offering presentation style cooking, the Fairbanks® gourmet steakhouse and a high-end player's lounge.

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  Hollywood Casino—Tunica, a casino, hotel and entertainment complex located in Tunica County, Mississippi, approximately 30 miles south of Memphis, Tennessee. The Tunica Casino was designed to replicate a motion picture sound stage and features a 54,000 square-foot, single-level casino with approximately 1,600 slot machines and 40 table games. The casino includes the Adventure Slots® themed gaming area featuring multimedia displays of memorabilia from famous adventure motion pictures and over 200 slot machines. The Tunica Casino's 505-room hotel is currently undergoing an $8 million renovation expected to be completed in mid-2003.

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  Hollywood Casino—Shreveport, a 229,000 square foot entertainment facility located in Shreveport, Louisiana, approximately 180 miles east of Dallas, Texas. The property is Shreveport's first true destination resort and is also the market's first highly themed facility, utilizing an art-deco Hollywood theme throughout the property. The Shreveport resort features the largest dockside casino in the Shreveport market, a 403-room, all-suite hotel, an elegant land-based pavilion that includes a sixty-foot high atrium and extensive restaurant and entertainment amenities. The property's dockside casino contains approximately 59,000 square feet of space with approximately 1,422 slot machines and approximately 66 table games. Located in the pavilion are the property's acclaimed Hollywood Epic Buffet, Hollywood Diner and Fairbanks gourmet steakhouse restaurants and its state-of-the-art spa and fitness center.

        Penn National Gaming owns and operates: three Hollywood Casino properties located in Aurora, Illinois, Tunica, Mississippi and Shreveport, Louisiana; Charles Town Races & Slots in Charles Town, West Virginia; two Mississippi casinos, the Casino Magic hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana and the Bullwhackers casino properties in Black Hawk, Colorado. Penn National also owns two racetracks and eleven off-track wagering facilities in Pennsylvania; the racetrack at Charles Town Races & Slots in West Virginia; a 50% interest in the Pennwood Racing Inc. joint venture which owns and operates Freehold Raceway in New Jersey; and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

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        In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include those regarding the financial and operational effects and prospects of our acquisition of Hollywood Casino Corporation, our expectations of favorable regulatory developments in certain jurisdictions in which we operate, our prospects for future growth and our optimism in light of current economic conditions. These statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. The Company describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001. Some of these risks include those relating to the ability of the Company to integrate and manage facilities it acquires, risks relating to the development and expansion of properties, risks of increased competition and risks relating to the fact that we are heavily regulated by gaming authorities. The Company does not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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PENN NATIONAL GAMING COMPLETES ACQUISITION OF HOLLYWOOD CASINO CORPORATION